Exhibit 10.2

PROMISSORY NOTE

Principal $15,000,000.00	Loan Date 08-20-2018	Maturity 09-18-2023	Loan No 369663	Call/Coll 803-STX	Account	Officer 002	Initials

References in the boxes above are for Lender's Use only and do not limit the applicability of this document to any particular loan or item.  Any item above containing **** has been omitted due to text length limitations.

Borrower: Tandy Leather Factory, Inc. 1900 SE Loop 820 Fort Worth, TX 76140				Lender: BOKF, NA dba Bank of Texas P.O. Box 29775 Dallas, TX 75229-9775

Principal Amount: $15,000,000.00                                                 Date of Note:  August 20, 2018

PROMISE TO PAY.   Tandy Leather Factory, Inc. ("Borrower") promises to pay to BOKF, NA dba Bank of Texas ("Lender"), or order, in lawful money of the United States of America, the principal amount of Fifteen Million & 00/100 Dollars ($15,000,000.00), together with interest on the unpaid principal balance from August 20, 2018, until maturity.

PAYMENT.   Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

Prior to the Conversion Date:
Prior to the Conversion Date (defined below), Borrower will pay thirteen (13) consecutive monthly payments of interest, with the first payment being due September 18, 2018, and all subsequent interest payments due on the same day of each month thereafter.

Following the Conversion Date:
Following the  Conversion Date,  Borrower will  pay forty-eight (48) consecutive monthly payments of  principal and  interest, commencing October 18, 2019, and on the same day of each month thereafter, with each  payment except  the  last  equal  to  the  Payment  Amount (defined  below), and the  last  payment, due four  (4)  years  from  the  Conversion Date,  and in any  event  no later  than  September 18, 2023, equal to the remaining unpaid  balance  of principal and accrued interest hereunder.

The term "Conversion Date" shall mean the earlier of (i) September 18, 2019, or (ii) the date on which the loan is fully funded.

The "Payment Amount" shall  be an amount determined on  the  Conversion Date  based  on the  principal amount outstanding hereunder  on the Conversion date and the  interest rate  in effect on the  Conversion Date,  amortized over  a term  of four  (4) years;  provided, however, the Payment  Amount will  be recalculated on an annual basis  based  on the  interest rate  in effect at  the  time  of  recalculation, and the  months remaining  in the original four  (4) year amortization.

Straight Line of Credit:
This Note evidences a straight line of credit for the initial thirteen (13) months of the loan term ("Draw Period").  Borrower is not entitled to further loan advances once the total amount of principal has been advanced or the Draw Period has expired, whichever occurs first. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by an authorized person.  Lender may, but need not, require that all oral requests be confirmed in writing.  Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.  Lender  will  have  no obligation to  advance funds  under  this  Note  if:  (A)  Borrower or any guarantor is in default under  the  terms  of  this  Note  or any  agreement that  Borrower or any  guarantor has with Lender,  including any agreement  made  in connection with the  signing  of  this  Note;  (B) Borrower or any  guarantor ceases  doing  business  or is insolvent; (C) any guarantor seeks,  claims  or otherwise attempts to  limit, modify or revoke  such  guarantor's guarantee of  this  Note  or any  other  loan  with Lender; or (D) Borrower has applied  funds provided pursuant to this  Note for purposes other  than  those  authorized by Lender.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

PAYMENT INFORMATION. PAYMENTS SHOULD BE REMITTED TO:  BOKF, NA dba Bank of Texas, P.O. Box 248818, Oklahoma City, OK 73124-8818.  If a payment is made consistent with the written payment instructions provided by Lender and received on a business day by 5:00 p.m.  Central Time, the payment will be applied that day.    If a payment is received on a business day after 5:00 p.m., the payment may be applied the following business day.

VARIABLE INTEREST RATE.   The interest rate on this  Note  is subject to  change  from  time  to  time  based  on changes  in an independent index which is  the 1 Month LIBOR Interest Rate which is the ICE Benchmark Administration  (ICE) (or  the  successor thereto if the ICE Benchmark Administration is no longer  making a London  Interbank Offered Rate available) fixing of London Inter-Bank Offered Rate (LIBOR) based  on offered inter-bank deposit rates  contributed in  accordance with instructions to  ICE LIBOR  Contributor Banks (rounded upward, if necessary, to  the nearest  1/100 of  1%)  for  such  interest period; provided, however, that  if the  Index  determined as provided above  shall  be less  than  zero, the Index shall be deemed  to be zero for  the purposes of this  Note  (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate  upon  Borrower's request.  The interest rate change will not occur more often  than  each month. Borrower understands that Lender may make loans  based  on other  rates  as well.   The Index currently is 2.060% per annum.  Interest prior to maturity on the unpaid  principal balance  of  this  Note  will  be  calculated as described in  the  "INTEREST  CALCULATION METHOD" paragraph using a rate  of 1.500 percentage points over the Index,  resulting in an initial  rate  of 3.560% per annum  based  on a year of 360 days.   NOTICE: Under no circumstances will  the interest rate  on this  Note  be more  than  (except for  any higher  default rate  or Post Maturity Rate shown below) the lesser  of  18.000% per annum  or the  maximum rate  allowed by applicable law.   For purposes of  this  Note,  the  "maximum rate  allowed by applicable  law" means  the  greater  of   (A)   the  maximum rate  of  interest permitted under  federal or other  law  applicable to  the  indebtedness evidenced  by this  Note,  or   (B)  the "Quarterly Ceiling" as referred to in Section 303.006 of the Texas Finance  Code.   Whenever increases occur in the interest rate,  Lender,  at its  option, may  do one  or more  of  the  following:  (A)   increase Borrower's payments to  ensure  Borrower's loan will  pay  off  by  its  original   final  maturity date,    (B)   increase Borrower's  payments to  cover   accruing interest,   (C)   increase   the  number  of Borrower's payments, and  (D)  continue Borrower's payments at the same amount and increase Borrower's final  payment.

INTEREST CALCULATION METHOD.  Interest on  this  Note  is computed on a 365/360 basis;  that  is, by  applying the  ratio  of  the  interest rate over  a year  of  360   days,  multiplied by  the  outstanding principal balance, multiplied by  the  actual  number   of  days  the  principal balance  is outstanding, unless  such  calculation would result in a usurious rate,  in which case  interest shall  be calculated on a per  diem  basis  of a year of 365 or 366 days, as the case may be.   All interest payable  under  this  Note  is computed using  this  method.

PREPAYMENT.   Borrower may  pay  without penalty all or a portion of the amount owed  earlier  than  it is due.   Prepayment in full  shall  consist of payment of  the  remaining unpaid  principal balance  together with all accrued and unpaid  interest and  all other  amounts, costs  and expenses  for which  Borrower is responsible under  this  Note  or any  other  agreement with Lender  pertaining to this  loan,  and in no event  will  Borrower ever be required  to pay  any unearned interest.  Early payments will  not,  unless  agreed  to by Lender  in writing, relieve  Borrower of Borrower's  obligation to  continue to  make  payments under  the  payment schedule.   Rather,  early  payments will  reduce the  principal balance  due  and  may  result  in Borrower's making fewer payments.   Borrower agrees  not  to  send  Lender  payments marked   "paid in  full",  "without  recourse", or  similar language.    If  Borrower sends  such  a payment, Lender  may  accept it without losing  any  of  Lender's rights under  this  Note,  and  Borrower will remain  obligated to pay  any further amount owed to Lender.    All written communications concerning disputed amounts, including any  check  or other  payment instrument that  indicates that  the  payment constitutes "payment in  full" of  the  amount owed or  that  is  tendered with  other conditions or limitations or  as full  satisfaction of  a disputed amount must  be mailed  or delivered to:   BOKF, NA  dba Bank  of  Texas, P.O. Box 248818 Oklahoma  City, OK   73124-8818.

LATE  CHARGE.    If  a payment is  15  days  or  more  late,  Borrower will  be  charged 5.000%  of  the  unpaid  portion of  the  regularly  scheduled payment.

POST MATURITY RATE.   The  Post  Maturity Rate  on  this  Note  is  the  lesser  of   (A)   the  maximum rate  allowed by  law  or   (B)   18.000%  per annum  based  on a year  of  360 days.   Borrower will  pay  interest on all sums  due after  final  maturity, whether by acceleration or otherwise, at that rate.

DEFAULT.  Each of the following shall constitute an event  of default  ("Event of Default") under  this  Note:

•	Payment Default. Borrower fails to make any payment when due under this Note.
•
Other  Defaults.  Borrower fails  to comply with or to perform any  other  term, obligation, covenant or condition contained in this  Note  or in any of the related  documents or to comply with or to perform any term, obligation, covenant or condition contained in any other  agreement between Lender and Borrower.

•
Default in Favor  of  Third  Parties.  Borrower or any  Grantor  defaults under  any  loan,  extension of  credit, security agreement, purchase  or sales agreement, or any  other  agreement, in favor  of  any other  creditor or person  that  may  materially affect any  of Borrower's property or Borrower's ability  to repay  this  Note  or perform Borrower's obligations under  this  Note  or any of the related  documents.

•
False Statements.  Any  warranty, representation or statement made  or furnished to  Lender  by Borrower or on Borrower's behalf,  or made by Guarantor, or any  other  guarantor, endorser, surety, or accommodation party, under  this  Note  or the  related  documents in connection with  the obtaining  of the loan evidenced by this  Note  or any security document directly or indirectly securing repayment of this  Note is false or misleading in any material respect, either  now  or at the time  made or furnished or becomes  false  or misleading at any time  thereafter.

•
Insolvency.  The dissolution or termination of  Borrower's existence as a going  business, the  insolvency of  Borrower, the  appointment of a receiver   for   any   part   of   Borrower's  property,  any   assignment  for   the   benefit   of   creditors,  any   type   of   creditor  workout,  or  the commencement of any proceeding under any bankruptcy or insolvency laws  by or against  Borrower.

•
Creditor  or  Forfeiture Proceedings.   Commencement of  foreclosure or  forfeiture  proceedings, whether by  judicial   proceeding,  self-help, repossession or  any  other  method, by  any  creditor of  Borrower or by  any  governmental agency  against  any  collateral securing the  loan. This includes  a garnishment of  any of  Borrower's accounts, including deposit accounts, with Lender.   However, this  Event  of  Default  shall not  apply  if there  is a good  faith  dispute  by Borrower as to  the validity or reasonableness of the  claim  which is the  basis  of  the  creditor or forfeiture proceeding and if Borrower gives  Lender  written notice  of the creditor or forfeiture proceeding and deposits with Lender monies  or a surety  bond  for  the  creditor or  forfeiture proceeding, in  an  amount determined by  Lender,  in  its  sole  discretion, as being  an adequate reserve  or bond  for the  dispute.

•
Execution; Attachment.   Any  execution or attachment is levied  against  the  Collateral, and  such  execution or attachment is  not  set  aside, discharged or stayed  within thirty (30)  days after  the same is levied.

•
Change in Zoning  or Public  Restriction. Any  change  in any zoning  ordinance or regulation or any other  public  restriction is enacted, adopted or implemented, that  limits  or defines  the  uses which may be made of the  Collateral such  that  the present or intended use of the Collateral, as specified in the related documents, would be in violation of such zoning  ordinance or regulation or public restriction, as changed.

•	Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Collateral.
•
Judgment.   Unless  adequately covered by  insurance in  the  opinion  of  Lender,  the  entry  of  a final  judgment for  the  payment of  money involving more  than  ten  thousand dollars  ($10,000.00) against  Borrower and the  failure  by  Borrower to discharge the  same,  or cause  it to be discharged, or bonded  off  to  Lender's satisfaction, within thirty (30)  days from  the  date  of the  order,  decree  or process under  which or pursuant to which such judgment was  entered.

•
Events  Affecting Guarantor.  Any  of  the  preceding events  occurs  with respect to  any Guarantor, or any  other  guarantor, endorser, surety, or accommodation party  of  any  of  the  indebtedness or any  Guarantor, or any  other  guarantor, endorser, surety, or accommodation party dies or becomes  incompetent, or revokes or disputes the  validity of,  or liability under,  any  guaranty  of  the  indebtedness evidenced by this Note.

•	Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
•	Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
•	Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS.    Upon  default, Lender  may  declare   the  entire  indebtedness, including  the  unpaid  principal balance  under  this  Note,  all accrued  unpaid  interest, and  all other  amounts, costs  and expenses  for  which Borrower is responsible under  this  Note  or any other  agreement with  Lender pertaining to this  loan,  immediately due, without notice, and then Borrower will  pay that  amount.

ATTORNEYS' FEES; EXPENSES.   Lender  may hire  an attorney to help collect this  Note  if Borrower does not  pay,  and Borrower will  pay Lender's reasonable  attorneys' fees.     Borrower also  will   pay  Lender  all  other  amounts Lender  actually incurs   as  court   costs, lawful fees  for  filing, recording,  releasing  to  any  public  office any  instrument  securing this  Note;  the  reasonable cost  actually expended  for  repossessing, storing, preparing  for  sale,  and  selling  any  security; and  fees  for  noting   a lien  on  or  transferring a certificate of  title  to  any  motor  vehicle  offered  as security  for this Note,  or premiums or identifiable charges  received in connection with the sale of authorized insurance.

JURY WAIVER.  Lender  and Borrower hereby  waive the right to any jury trial in any action, proceeding, or counterclaim brought by either  Lender or Borrower  against  the other.

GOVERNING LAW.   This Note  will  be governed by federal  law  applicable to Lender  and, to the  extent  not  preempted by federal  law,  the  laws  of the State of Texas without regard  to its  conflicts of law  provisions.  This Note  has been accepted by Lender  in the State  of Texas.

CHOICE OF VENUE.    If  there  is  a  lawsuit, and  if the  transaction  evidenced by  this  Note  occurred in  Dallas  County, Borrower agrees  upon Lender's request  to submit to the jurisdiction of the  courts  of Dallas  County, State  of Texas.

RIGHT OF SETOFF.  To the extent  permitted by applicable law, Lender  reserves a right  of setoff in all Borrower's accounts with Lender  (whether checking,  savings,  or some  other  account).  This includes all accounts Borrower holds  jointly with someone  else and all accounts Borrower may open in the future.  However, this  does  not  include any  IRA or Keogh  accounts, or any trust  accounts for  which setoff would be prohibited by law.   Borrower  authorizes  Lender,  to the  extent  permitted by applicable law,  to charge  or setoff all sums  owing on the indebtedness against  any and all such accounts.

FINANCIAL STATEMENTS. Borrower agrees  to provide Lender  with such financial statements and other  related  information at such  frequencies and in such detail as Lender  may reasonably request.

EXPENSES. Borrower agrees  to  pay  to  Lender  on  demand  the  amount of  all  costs,  fees  and  expenses  paid,  incurred or  charged  by  Lender  in connection   with  Lender's administration of  the  Loan,  the  preparation of  documents and  instruments related   to  the  Loan,   and  the  filing   or recordation  of any financing statements, documents and instruments required  for perfection of any collateral.

RENEWAL STATEMENT. This  Promissory Note  is an extension, renewal and/or  modification of  the  Promissory Note  dated  August 10,  2017 in the principal  amount  of $15,000,000.00 from  the Borrower to Lender  and is not  a novation or substitution.

SUCCESSOR INTERESTS.    The  terms   of  this  Note  shall  be  binding   upon   Borrower, and  upon   Borrower's heirs,   personal representatives, successors  and assigns,  and shall inure  to the benefit of Lender  and its  successors and assigns.

GENERAL PROVISIONS.   If any part  of this  Note  cannot be enforced, this  fact  will  not  affect the  rest  of  the Note.   Borrower does not  agree or intend  to  pay,  and  Lender  does  not  agree  or intend  to  contract for,  charge,  collect, take,  reserve  or  receive  (collectively referred to  herein  as "charge  or  collect"), any  amount in  the  nature  of  interest or in  the  nature  of  a fee  for  this  loan,  which would in  any  way  or  event  (including demand, prepayment, or acceleration) cause  Lender  to  charge  or  collect more  for  this  loan  than  the  maximum Lender  would be permitted to charge or collect  by federal  law  or the  law  of the State  of Texas  (as applicable).  Any  such  excess  interest or unauthorized fee shall,  instead  of anything  stated  to  the  contrary, be applied  first  to  reduce  the  principal balance  of  this  loan,  and  when  the  principal has  been  paid  in full,  be refunded  to Borrower.  The right  to  accelerate maturity of  sums  due under  this  Note  does  not  include the  right  to accelerate any interest which has not  otherwise accrued on the  date  of  such  acceleration, and Lender  does not  intend  to charge  or collect any  unearned  interest in the event of acceleration.  All  sums  paid  or agreed  to be paid  to  Lender  for  the  use,  forbearance or detention of  sums  due hereunder shall,  to the extent permitted by  applicable law, be  amortized, prorated, allocated and  spread  throughout the  full  term   of  the  loan  evidenced by  this  Note  until payment  in full  so  that  the  rate  or  amount of  interest on  account of  the  loan  evidenced hereby  does  not  exceed  the  applicable usury  ceiling. Lender may  delay  or forgo enforcing any  of  its  rights  or remedies  under  this  Note  without losing  them.   Borrower and  any  other  person  who signs,  guarantees or endorses  this  Note,  to  the  extent allowed by  law, waive presentment, demand  for  payment, notice  of  dishonor, notice  of intent  to accelerate the maturity of this  Note, and notice  of acceleration of the maturity of this  Note.  Upon  any change  in the terms  of this Note, and  unless  otherwise  expressly stated   in  writing, no  party who   signs  this  Note,   whether as  maker, guarantor, accommodation maker  or endorser, shall  be released  from liability.  All  such  parties agree  that  Lenc1er may  renew or extend  (repeatedly and  for  any  length  of  time)  this loan or release  any party or guarantor or collateral; or impair, fail to realize  upon or perfe<;t Lender's security interest in the collateral without the consent  of  or notice to anyone.  All  such parties also agree  that  Lender  may  modify this  loan  without the  consent of or notice  to  anyone  other than the party  with whom the modification ls made.  The obligations under  this Note  are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.   BORROWER AGREES TO THE TERMS OF THE NOTE.  BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

/s/ Tina L. Castillo,
Chief Financial Officer, TANDY LEATHER FACTORY, INC.